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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in Registration Statement
Nos. 33-60551, 333-44711, 333-50051, 333-82069, 333-97569 and 333-108500 of
Triarc Companies, Inc. (the 'Company') on Form S-8 and Registration Statement Nos. 333-110719 and 333-110929 of Triarc Companies, Inc. on Form S-3 of our reports dated March 17, 2005, relating to the consolidated financial statements of the Company and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended January 2, 2005.

DELOITTE & TOUCHE LLP

New York, New York
March 17, 2005